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                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE               CONTACT:  Bob G. Scott
                                              EVP, Chief Operating Officer
                                              817.877.2660

                 SUMMIT BANCSHARES SUBSIDIARIES TO CONSOLIDATE
       Board Action, New Name Part of Strategic Plan To Grow Texas Bank

(FT. WORTH, Texas, January 16, 2001) - The Board of Directors of Summit Bancshares, Inc. (NASDAQ: SBIT) yesterday approved consolidation of its two banking subsidiaries, Summit National Bank and Summit Community Bank, N.A., to a unified structure to be named Summit Bank, N.A. announced Philip E. Norwood, chairman of the board. The organization will apply to the Comptroller of the Currency for prior regulatory approval of the consolidation.

     "This move comes after analysis of our strategic options and market position and capitalizes on the collective strength of our two organizations," Norwood said. "Unification of our bank charters will solidify our role in the growing Tarrant County commercial marketplace. The consolidation will allow us to better invest in new technologies, branches and products that we believe will positively impact customer service, shareholder value and employee satisfaction for the long-term."

     As part of its strategic analysis, the company retained an independent financial advisor to explore various long-term strategic opportunities available to the company, including the possibility of entering into a business combination transaction with another suitable financial institution. After a thorough review and analysis of various opportunities in light of the organization's business objectives, the Board of Directors believes that remaining independent will provide the best opportunity for delivering superior value to the company's shareholders. While the Board has made this determination, it will continue to consider legitimate acquisition and future business combination opportunities that are consistent with the company's long-term strategy.

     "This direction provides focus and flexibility for Summit Bancshares to deliver superior value to shareholders and favorably positions the organization to take advantage of future acquisitions in our marketplace," Norwood said.

     As part of the internal reorganization, Jeffery M. Harp will exit his positions with the organization in accordance with an undisclosed, but pre-existing and approved separation agreement.

     As part of the transition to a one bank charter, Norwood, who already serves as chairman of the board of the holding company and president of Summit Community Bank, N.A., will serve as interim president of Summit National Bank until the consolidation is complete. Norwood will become President of Summit Bancshares, Inc.

                                    -more-
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ADD ONE/SUMMIT BANCSHARES, INC.

     "Our Board has set forth clear expectations for a unified market position and continued growth," Norwood said. "We intend to capitalize on this unified direction to build upon our organizational synergies to drive growth in the commercial and retail sectors. We anticipate no other changes among our senior and tenured managers and are confident that all of our employees will benefit from new career path opportunities presented by the consolidation."

     Norwood said the consolidation and name change will be completed following receipt of all necessary regulatory approvals, with the rollout of the new positioning of Summit in the marketplace and introduction of new technologies to be completed later this year.

     Summit Bancshares, Inc. is a community-oriented bank holding company serving customers from five locations with full-service commercial and consumer banking in Tarrant County, Texas.

     Certain statements contained in this press release, which are not historical in nature, including statements regarding the company's and/or management's intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act. We are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are made based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the company's control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements. These risk factors and uncertainties are listed from time to time in the company's filings with the Securities and Exchange Commission, including but not limited to the annual report on Form 10-K for the year ended December 31, 1999.

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